UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2010

Avatech Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10715 Red Run Boulevard, Owings Mills, Maryland		21117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-581-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 9, 2010, Avatech Solutions, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. Two proposals were before the meeting: (1) the election of each of Richard A. Charpie, George M. Davis, Marc L. Dulude, Eugene J. Fischer, Suzanne E. MacCormack and Charles D. Yie as directors to hold office for the ensuing year and until their successors are elected and qualified; and (2) the approval of an amendment to the Company’s Restated Certificate of Incorporation to change the name of the Company to “Rand Worldwide, Inc.”

Only stockholders of record as of the close of business on September 13, 2010 were entitled to vote at the 2010 Annual Meeting. As of September 13, 2010, 51,875,739 shares of common stock, 1,089,213 shares of Series D Convertible Preferred Stock (convertible into 2,180,244 shares of common stock) and 937 shares of Series E Convertible Preferred Stock (convertible into 1,441,539 shares of common stock) of the Company were outstanding and entitled to vote at the 2010 Annual Meeting. At the 2010 Annual Meeting, 43,778,843 shares of common stock, 83,916 shares of Series D Convertible Preferred Stock and 245 shares of Series E Convertible Preferred Stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

At the 2010 Annual Meeting, both of the proposals were approved by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

(1) Election of Six Directors to Serve until the 2011 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Richard A. Charpie	37,441,693	797	6,196,353
George M. Davis	37,415,371	27,119	6,196,353
Marc L. Dulude	37,418,523	23,967	6,196,353
Eugene J. Fischer	37,439,671	2,819	6,196,353
Suzanne E. MacCormack	37,408,695	33,795	6,196,353
Charles D. Yie	37,410,136	32,354	6,196,353

(2) Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Change the Name of the Company:

For	Against	Abstain
42,008,003	1,770,840	8,096,896

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatech Solutions, Inc.

November 22, 2010	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: President and Chief Financial Officer